Exhibit 99.1

Augmedix Announces Successful Completion of Debt Refinancing

SAN FRANCISCO, Calif. – March 30, 2021 – Augmedix, Inc. (“Augmedix”), a leading provider of remote medical documentation and live clinical support, announced that it has refinanced its long-term debt obligations through a secured term loan with Eastward Capital Partners.

The new loan facility consists of a $15 million secured term loan and $2 million available in 4Q21 upon the achievement of certain financial objectives. A portion of the proceeds from the term loan were used to pay down $13.0 million of the Company’s existing long-term debt and associated fees as of December 31, 2020, with the remaining being used for working capital and general corporate purposes.

“We are happy to announce the refinancing, which enhances our balance sheet and significantly extends our operating runway,” said Paul Ginocchio, Chief Financial Officer of Augmedix. “Our recent fourth quarter 2020 capital raise, and OTCQX listing, combined with our strong financial performance, speak to a bright future for our company and our clinician partners. The refinancing provides us with greater flexibility to support the execution of our growth strategy. It has been great to team up with Eastward Capital Partners.”

“Eastward Capital Partners is pleased to support Augmedix’s differentiated offering, growth plans, and strong management team,” said Tim O’Loughlin, Investment Partner at Eastward Capital Partners. “We were attracted by Augmedix’s large addressable market and great execution. Eastward is excited to partner with Augmedix on its mission to rehumanize the clinician-patient relationship.”

Additional details regarding the Company’s new term loan agreement are set forth in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 30, 2021.

About Eastward Capital Partners

Founded in 1994, Eastward Capital Partners is a provider of private debt financing to technology enabled companies. Since its inception, Eastward has provided financing solutions to more than 220 companies across industries including Software, Communications, Healthcare Technology, Business Services and New Media. Eastward Capital Partners is based in West Newton, Massachusetts.

About Augmedix

Augmedix converts natural clinician-patient conversation into medical documentation and provides live support, including referrals, orders, and reminders, so clinicians can focus on what matters most: patient care. The Augmedix platform is powered by a combination of proprietary automation modules and human-expert assistants operating in HIPAA-secure locations to generate accurate, comprehensive, and timely-delivered medical documentation. Augmedix services are compatible with over 35 specialties and are trusted by over one dozen American health systems and hundreds of independent clinicians supporting medical offices, clinics, hospitals and telemedicine. We estimate that our solution saves clinicians 2–3 hours per day, increases productivity by as much as 20%, and increases clinicians’ satisfaction with work-life balance over 40%. To learn more about Augmedix, visit augmedix.com.

Forward Looking Statements

This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to our expectations for growth and quotation on the public markets. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our prospectus filed with the Securities and Exchange Commission on February 8, 2021 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our expectations regarding changes in regulatory requirements; our ability to interoperate with the electronic health record systems of our customers; our reliance on vendors; our ability to attract and retain key personnel; the competition to attract and retain remote documentation specialists; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; our ability to further penetrate our existing customer base; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing dictation software providers, third-party, non-real time medical note generators and real time medical note documentation services; the impact of current and future laws and regulations; the impact of the COVID-19 crisis on our business, results of operations and future growth prospects. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investors:

Caroline Paul

Gilmartin Group

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com